Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS Agreement and Plan of Reorganization dated as 15th day of June, 2004 by and among INNOVATION INTERNATIONAL, INC., a Delaware corporation (“INNO”), Mr. Zhang Wei, principal owner and authorized representative of the remaining owners of the registered capital of Shanghai Hua Kai Estate Investment Company Limited, a private Chinese company (“Zhang Wei”) and FIRST CHINA REDEVELOPMENT CORPORATION, a Nevada corporation organized by INNO on April 16, 2004 (“FCRC”)

WITNESSETH

WHEREAS, INNO is owned by more than 400 shareholders residing in 26 states of the United States of America (“INNO Shareholders”); and

WHEREAS, FCRC has issued none of its shares to INNO or any other entity; and

WHEREAS, the Board of Directors of FCRC has approved a plan pursuant to which (i) FCRC will acquire from Zhang Wei and the remaining owners 100% of their capital contributions (representing ownership of 100% of the registered capital) in Shanghai Hua Kai Estate Investment Company Limited (“HKRE”) in exchange for shares of FCRC issued to owners of all of the registered capital of HKRE (“Owners”), (ii) FCRC will issue additional shares to INNO shareholders and, (iii) INNO will neither retain nor acquire any interest in FCRC or HKRE.

NOW, THEREFORE, it is agreed as follows:

1.

Exchange of Shares and Capital Contributions

a.

On the Closing Date as hereinafter defined, FCRC shall distribute 18,000,000 shares of its common stock, par value $0.001 (“Shares”) to the Owners proportionately to the percentage that their respective Capital Contributions represent of the registered capital of HKRE, and in total equal to 100% all as set forth in Schedule A attached hereto.

b.

In consideration for the issue of shares to them by FCRC, the Owners shall transfer the evidence of said 100% of HKRE capital contributions held by them to FCRC simultaneously with the issuance of FCRC shares to them, and, thereafter HKRE shall operate as a wholly-owned subsidiary of FCRC.

c.

The obligation to transfer shares and evidence of capital contributions as set forth in (a) and (b) above shall be absolute and shall comply with the provisions for exemption from registration for the issue of securities contemplated by Section 4(2) of the Securities Act of 1933 (“1933 Act”).

d.

The Shares issued to the Owners shall be restricted shares as defined in the 1933 Act and may be transferred only pursuant to a registration under the 1933 Act or an exemption from such registration.  They will bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL, AT THE REQUEST OF THE PRESIDENT, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH TRANSFER OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.  BY ACQUIRING THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, EACH SHAREHOLDER REPRESENTS THAT HE HAS ACQUIRED SUCH SHARES OF STOCK FOR INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF THE SHARES OF STOCK WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACT AND RULES AND REGULATIONS THEREUNDER.

e.

Owners warrant:

(i)

they are fully knowledgeable and aware of the business, operations and financial condition of FCRC;

(ii)

they are sophisticated investors acquiring FCRC Shares for their own account and not with a view to distribution and are financially able to bear the risks of loss with respect to this investment;

(iii)

they have had full opportunity to examine the books and records of FCRC and question its directors and officers with respect to the proposed business operations of FCRC; and

(iv)

they are fully aware that FCRC is a start-up company with no history of operations and that its only activity will be to be the parent company of HKRE after the transfer of the Shares.

2.

Distribution of Shares to INNO Shareholders

a.

On the Closing Date, FCRC shall distribute 2,000,000 Shares to the INNO Shareholders proportionately to the shares of INNO owned by them.

b.

The Closing Date shall be the second business day following notification to FCRC by the Securities and Exchange Commission (“SEC”) of the effectiveness of a registration statement on Form SB-2 (“Registration Statement”) filed by FCRC with the SEC under the 1933 Act.  Other than the effectiveness of the Registration Statement, the obligations of FCRC to issue shares to the INNO Shareholders is unconditional and absolute.

c.

Owners shall cause HKRE to provide FCRC with all information concerning HKRE as FCRC shall determine is necessary to make the Registration Statement and the prospectus contained therein to be complete, accurate and not misleading.  In particular, HKRE shall provide true and accurate audited financial statements for its two most recent fiscal years and such interim periods necessary to make such statements current at the time of filing of the Registration Statement.  The audited statements shall be audited by an independent licensed auditing firm of good standing in China, shall be materially complete and correct and shall be prepared in accordance with Generally Accepted Account Principles consistently applied.  Such financial statements shall be delivered in a timely manner for filing with the Registration Statement.

3.

Closing

On the Closing Date, the closing will be held at FCRC’s office in Hingham, Massachusetts, USA, or at such other location as the parties may mutually designate.

4.

Representations of Owners Concerning HKRE

Owners represent and warrant to INNO and FCRC as follows:

a.

Organization.  HKRE is duly organized and validly exists as a corporation limited by registered capital under the laws of China as described herein.  The Company is operated from its business headquarters in Shanghai, China.

b.

Authorization and Registered Capital.  Owners have the legal power, authority and capacity to enter into, execute, deliver and perform their respective obligations under this Agreement.  This Agreement constitutes the valid and binding agreement of Owners and is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency and other rights affecting the enforceability of creditors’ rights generally and the discretion of the court in granting equitable remedies).  As of the date hereof, HKRE has outstanding ten million (10,000,000) RMB registered capital, all of which is evidenced by Capital Contributions and owned by the Owners in the percentage shown in Schedule A and all of which will be exchanged for shares of FCRC as set forth hereunder.  HKRE has no other securities, subscriptive rights or rights, warrants, options, contracts, understandings or commitments providing for issuance of, or granting rights to acquire, any capital of HKRE or securities convertible into or exchangeable for capital of HKRE.

c.

Assets and Business.  Except as set forth in Schedule B hereto and in the financial statements attached hereto HKRE owns, free and clear of all mortgages, claims, charges, liens, encumbrances, restrictions, options, pledges, calls or commitments of any character and any security interest whatsoever, and holds good and marketable title to all of the assets and rights currently used in the conduct of its business.  There are no existing agreements, warrants or rights providing for the sale of any assets, rights or for the business of HKRE except for sales in the ordinary course of business.

d.

Licenses.  Except as set forth in Schedule C hereto, HKRE holds all licenses necessary to the conduct of its business, all of which have been duly and validly obtained, are enforceable and are in full force and effect as of the date hereof.  HKRE is not in default under any of such licenses and has not committed or omitted an act which would constitute default or which would be grounds for license revocation or suspension.  Neither this Agreement nor its consummation will result in the forfeiture, revocation, impairment or suspension of any such license or in a breach of default thereof or of any other agreement.

e.

Financial Statements.  In addition to financial statements required by Section 2(c) of this Agreement, Owners and HKRE will provide hereunder further financial statements, in audited form, from an independent auditing firm meeting the requirements of the SEC and National Association of Securities Dealers (“NASD”) for the level of public reporting selected by FCRC after the closing.  Subsequently, annual and quarterly periods will be respectively audited and reviewed by such qualified auditors and will include the combination or consolidation of the accounts of FCRC and HKRE as their ownership interests shall dictate.

f.

Public and Regulatory Information.  In addition to the SB-2 Registration Statement, HKRE shall obtain and deliver to FCRC all financial and other information required to be included in the reports which FCRC must file in support of the trading of its common stock in the Over the Counter markets, or as may be required by the SEC in connection with the issuance and/or trading of its securities, or by the NASD or any Broker-Dealer organization making a market or proposing to make a market in the securities of FCRC, all of which shall be prepared and filed in a timely manner.  The parties hereto intend this section to include all financial and other information required to maintain the listing of FCRC on the OTC Bulletin Board and to comply specifically with the requirements of what are generally known as “Full Reporting Companies” including all reports required by the Securities Exchange Act of 1934.  The preparation of and provision for all financial statements described above in paragraph 2(c) are included, without limiting the generality hereof, in this sub-paragraph.

g.

Information.  All written material furnished or to be furnished by HKRE does not and will not contain any statement which is false or misleading with respect to any material fact, and does not and will not omit to state any material fact, the omission of which makes the statements therein false or misleading.

h.

Taxes.  HKRE has duly filed all tax returns and reports (or extensions for filing such returns and reports) related to its business, if any are required to be filed and has duly paid all taxes and other governmental charges ("Taxes") upon HKRE, HKRE’s assets, income, franchises, licenses, stock issuances or transfers or sales related to its business.  There are no unpaid taxes which are a lien on HKRE or its assets, except liens for Taxes not yet due and payable.  There is not pending or known any proposed assessment by any taxing authority for additional Taxes applicable to HKRE.  HKRE has not adopted a plan of liquidation under any tax code, or, except as provided herein, entered into any contract to merge or consolidate with or sell all or any substantial part of its assets to any other firm or corporation.

i.

No Adverse Change.  Except as set forth in Schedule D hereto, to the best knowledge of Owners after due inquiry, since the date of the financial statements previously provided, there has not been (i) any material adverse change in the financial condition of HKRE or in its operations, business, prospects, or assets,  (ii) any past or prospective loss of its business, or any notice from any customer that it is planning or considering a material change in its patronage, (iii) any mortgage, pledge, lien or encumbrance or other security interest made or incurred on any of HKRE's assets, other than liens for Taxes not yet due and payable, (iv) any sale, transfer or other disposition of HKRE's properties or assets other than arising in the ordinary course of business, (v) any loan, borrowing or guaranty obligating HKRE other than arising in the ordinary course of business, or (vi) any other event or condition of any character which has materially and adversely affected or does materially and adversely affect HKRE's assets or impede its business.

j.

Insurance.  HKRE maintains fully paid-up transferable insurance policies or bonds which provide insurance coverage in normal and customary amounts with respect to the risks normally insured against by companies similarly situated, including general and public liability insurance.

k.

Litigation. Except as set forth in any Schedule E hereto, there is no legal, administrative, arbitration or other proceeding or claim, governmental or administrative investigation or inquiry pending or threatened against or involving HKRE or HKRE’s assets, business or financial condition, or which questions HKRE's ability to carry out its obligations hereunder, or which challenges the acquisition of HKRE by FCRC or the exchange of securities contemplated hereby.

l.

Authority.  On or before the Closing Date, Owners will have taken all necessary legal action to approve the execution and delivery of this Agreement and the performance of their and HKRE’s obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite legal action, if any, on the part of Owners, and no further authorization, approval or consent is necessary.  Owners warrant that no present shareholder of HKRE or any of its properties or subsidiaries or affiliates will have any appraisal or other dissenters' rights respecting the transactions contemplated hereby.

m.

Compliance with Other Instruments.  Neither the execution and delivery of this Agreement by Owners nor the consummation of the transactions contemplated hereby will conflict with or result in violation of or constitute a default under and are not prohibited by the Articles of Incorporation or By-Laws of HKRE, or the provisions of any agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization, lease or other instrument, judgment, decree, order, law or regulation by which HKRE is bound or by which HKRE’s business or assets may be affected.

n.

Governmental and Other Consents.  Except for the Registration Statement contemplated herein or as set forth in Schedule F hereto, no consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity, domestic or foreign, on the part of Owners or HKRE is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

o.

Compliance with Law.  To the best knowledge of Owners after due inquiry, HKRE has complied with, and is not in default in any respect under, any law, ordinance, requirement, regulation, judgment, decree or order applicable to it or its business or properties and HKRE has not received notice of any claimed default with respect to any of the foregoing.

p.

Adverse Agreements.  Except as set forth in Schedule G hereto, neither HKRE nor Owners are a party to any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects HKRE's or Owners' obligations hereunder.

q.

Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any other person or entity, and in such a manner so as not to give rise to any valid claim against INNO, or FCRC for a finder's or brokerage fee or like payment.

5.

Representations and Warranties of INNO and FCRC. INNO and FCRC represent and warrant to Owners as follows:

a.

Organization and Existence.  INNO and FCRC are duly organized and validly existing under the laws of their respective States of incorporation with all requisite corporate power and authority to own, operate and lease their respective properties and assets and to carry on their business as now or to be conducted, and are and will be duly qualified to do business wherever the nature and location of their businesses and assets requires such qualification.

b.

Authority.  INNO and FCRC have taken and will have taken, prior to the closing date, all necessary corporate action to approve the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

c.

Capitalization.  (i) The authorized capital of INNO consists of one hundred million (100,000,000) shares of common stock, par value $0.001, of which seventy nine million (79,000,000) shares are validly issued, fully paid, non-assessable and outstanding.  (ii) The authorized capital of FCRC consists of one hundred million (100,000,000) shares of common stock, par value $0.001, of which none will have been issued prior to the Closing Date except.  (iii) Except as set forth in this Agreement, there are and will be on the Closing Date, no existing agreements, warrants, options, subscription rights or other contracts or rights providing for the sale or issuance of securities of FCRC.

d.

Assets and Business.  INNO engages in the organization, acquisition, holding, merging and/or disposition of subsidiaries engaged in a variety of businesses.  Except for acquisition agreements (respecting INNO) and this agreement (respecting FCRC), there are no existing agreements, warrants, licenses or rights currently used or useful in the conduct of the business of either INNO or FCRC.

e.

Licenses.  Neither INNO nor FCRC holds any licenses.

f.

Financial Statements.  (i) No audited or unaudited financial statement has been prepared on INNO. Except for its subsidiaries and acquisition agreements, if any, INNO has no material assets and no material liabilities.  INNO has not engaged in any business except as described herein during the period since 1991.  (ii) FCRC was incorporated on April 16, 2004.  FCRC has not prepared a financial statement.  Except as set forth in Exhibit H hereto, on the Closing Date, FCRC will have no liabilities and no assets with the exception of "Organization Costs" in an amount less than two thousand dollars ($2,000.00).

g.

Public and Regulatory Information.  INNO shall use its best efforts to supply information to Owners and FCRC for inclusion in any reports required to be filed by FCRC in support of the trading of its common stock in the Over The Counter markets, or as may be required by the SEC in connection with the issuance and/or trading of its securities, or by the NASD or any Broker Dealer organization making a market or proposing to make a market in the securities of FCRC.  Nothing contained herein shall function to obligate INNO to obtain and/or supply audited financial information or other information which INNO, in the sole judgment of its officers and directors, cannot practicably obtain.

h.

Information.  All written material furnished or to be furnished by INNO and FCRC does not and will not contain any statement which is false or misleading with respect to any material fact, and does not and will not omit to state any material fact, the omission of which makes the statements therein false or misleading.

i.

Taxes.   There are no unpaid taxes which are a lien on INNO's or FCRC’s properties and assets.  There is not pending or known any proposed assessment by any taxing authority for additional Taxes applicable to INNO or FCRC.

j.

Insurance.  Neither INNO nor FCRC maintains any insurance policies or bonds with respect to the risks normally insured against by companies similarly situated, including general and public liability insurance.

k.

Litigation.  Except as set forth in Exhibit I hereto, there is no legal, administrative, arbitration or other proceeding or claim, governmental or administrative investigation or inquiry pending or threatened against or involving INNO or FCRC, their properties, assets, business or financial condition, or which questions the ability of INNO or FCRC to carry out their obligations hereunder, or which challenges the acquisition of or distribution of securities of FCRC (or the exchange of securities) contemplated hereby.

l.

Authority.  On or before the closing date, INNO and FCRC will have taken all necessary legal action to approve the execution and delivery of this Agreement and the performance of their respective obligations hereunder; and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the Directors of INNO and FCRC, and no further authorization, approval or consent is necessary.

m.

Compliance with Other Instruments.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in violation of or constitute a default under and is not prohibited by the Articles of Incorporation or By-Laws of INNO or FCRC, the provisions of any agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization, lease or other instrument, judgement, decree, order, law or regulation by which INNO or FCRC is bound or by which any business or assets may be affected.

n.

Governmental and Other Consents.  Except for the filing and effectiveness of the Registration Statement contemplated herein, no consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity, domestic or foreign, on the part of INNO or FCRC is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

o.

Compliance with Law.  INNO and FCRC have complied with and are not in default in any respect under any law, ordinance, requirement, regulation, judgement, decree or order applicable to them or their business or FCRC and neither has received notice of any claimed default with respect to any of the foregoing.

p.

Adverse Agreements.  Neither INNO nor FCRC is a party to any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects their obligations hereunder.

q.

No Continuing INNO Interest. By execution of this Agreement, INNO and FCRC agree, represent and warrant that after issuance of the FCRC shares described hereinabove in Paragraphs 1 and 2,  INNO will thereafter have no interest in or relationship with FCRC, HKRE or Owners with respect to the transactions contemplated hereby or in any future operations or activities of said entities.

6.

Certain Covenants of Owners.

a.

Cause Conditions to be Satisfied.  Owners shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated.

b.

Operation in Usual Manner.  From and after the execution and delivery of this Agreement and until the Closing Date, Owners shall cause HKRE to continue to conduct its business in a prudent manner and not to engage in any activity outside the normal and ordinary course of such business or to incur any obligations outside the normal and usual course of its business and consistent with past practice and to take no actions or omit to take any actions the taking or omitting of which would result in any material adverse change in the financial condition of HKRE or in its operations, business, prospects, assets or its ability to perform any obligations hereunder.

7.

Certain Covenants of INNO and FCRC.

a.

Cause Conditions to be Satisfied.   INNO and FCRC shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated.

b.

Operation in Usual Manner.  From and after the execution and delivery of this Agreement and until the Closing Date, INNO and FCRC shall continue to conduct business in a prudent manner and not engage in any activity outside the normal and ordinary course of such business in pursuit of the transactions contemplated by this Agreement and not incur any obligations not incurred in the interests of the transactions contemplated hereby and take no actions or omit to take any actions the taking or omitting of which would result in any material adverse change in the financial condition of INNO or FCRC or either of their operations, business, prospects, FCRC or assets or ability to perform their respective obligations hereunder.

c.

Miscellaneous.  INNO and FCRC agree to call and hold such meeting(s) of their respective Board of Directors as shall be necessary to consider and approve the transactions described herein.

8.

Conditions Precedent to the Parties’ Obligations.

All obligations of the respective parties under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

a.

All of the representations and warranties herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of said date.

b.

Each of the parties shall have performed in all material respects all its or their obligations and agreements and complied with all its or their covenants contained in this Agreement to be performed and complied with  on or prior to the Closing Date.

c.

No suit action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the value of HKRE’s or FCRC's business and assets.

9.

Indemnification.

a.

Notwithstanding the events to take place on the Closing Date, and regardless of any investigation at any time made by or on behalf of any of the parties, or any information that either of them may have, each of the parties agree to fully indemnify, defend, save and hold their or its respective counterparty harmless in the event that either or any party shall at any time during the two (2) year period following the Closing Date, suffer any expense, damage, liability, loss, cost or deficiency, or asserted  claim, demand or suit, which arises out of or results from, or if INNO or FCRC shall pay or become obligated to pay any sum (including reasonable attorney's fees) or incur any expense  on account of the following:  (i)  any inaccuracy in any representation or the breach of any warranty of another party hereunder;  (ii)  any failure of a party hereto duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of said party to be performed or observed;  (iii)  any material misrepresentation in, or omission from, any statement, exhibit, certificate, schedule or other document furnished on or after the date hereof pursuant to this Agreement by any party hereto (or any representative thereof);  (iv)  any and all claims, demands, suits, actions, causes of action, proceedings, losses, liabilities, judgements, including but not limited to, costs and legal and other expenses, incident to any of the matters otherwise indemnified against by this Section 9 must be asserted by any party no later than the second anniversary of the Closing Date.

b.

The foregoing indemnification is in addition to all of the parties’ other rights and remedies under law or in equity for any breach by any other party and the right of offset for any Consideration or other sum which any party is obligated to pay to any other party is expressly preserved.

10.

Post-Closing Matters.  After the Closing Date:

The present Directors and Officers of FCRC will resign;

A new Board of Directors of FCRC will be elected in accordance with its By-laws;

The new Board of FCRC shall elect or appoint Officers of FCRC; and

FCRC shall enter into such employment agreements with such of its employees as its Officers and Board of Directors shall decide.

11.

Notices.

All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified first class mail, postage prepaid:

a.

If to INNO and/or FCRC:

C/O Frank G. Wright

99 Derby Street, Suite 200

Hingham, MA 02043

b.

If to Owners:

Zhang, Wei

No.43 Lane 545, Chang De Road.

Shanghai, 200040

P. R. China

12.

Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement and understanding among all of the same parties.

13.

No Waiver.  No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.  No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement, any Exhibits, any Schedules and any certificate or document delivered pursuant to the provisions hereof, are in addition to all other rights and remedies, at law or equity, that they may have against the others.

14.

Schedules.  The Schedules to this Agreement constitute a part hereof as though set forth in full above.

15.

Specific Performance.  The parties mutually acknowledge that in the event of a breach or renunciation of this Agreement by any party, or a termination of this Agreement or a willful failure by any party to perform its obligations hereunder, the other parties will not have an adequate remedy at law and, therefore, each of the other parties shall be entitled to injunctive or other equitable relief, in addition to the other remedies available to them.

16.

Further Assurances.  Each of the parties agrees that at any time, and from time to time, it shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the purposes and intent of this Agreement, including if necessary, but not by way of limitation, the execution of one or more Agreements containing the same essential business conditions, intended in the aggregate to replace the within agreement

17.

Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as at the signing of this Agreement.  However, if notwithstanding that stipulation any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18.

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts in the United States of America and shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

20.

Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:

INNOVATION INTERNATIONAL, INC.

/s/ Lee B. Wright

/s/ Frank G. Wright_________________

Lee B. Wright, Secretary

Frank G. Wright, President

ATTEST:

FIRST CHINA REDEVELOPMENT

CORPORATION

/s/ Lee B. Wright

/s/ Frank G. Wright_________________

Lee B. Wright, Secretary

Frank G. Wright, President

WITNESS:

/s/ Xiao, Bei Lei

/s/ Zhang, Wei____________________

Xiao, Bei Lei

Zhang, Wei, Individually and as

Authorized Representative of Owners

of Shanghai Hua Kai Estate Investment

Company

SCHEDULE A

Section 1(a)

Name	Address	Amount of Registered Capital	Percentage

Zhang Wei	No.43, Lane 545 Chang De Road Shanghai, PRC	8,720,000RMB	87.2%

Zhang Kai	No.43, Lane 545 Chang De Road Shanghai, PRC	980,000RMB	9.8%

Christopher Williams	3 First Avenue Billericay, Essex, UK	200,000RMB	2.0%

Qiu Deng Ying	Room 1605, No. 40, Lane 400, Hong Qiao Road, Shanghai, PRC	70,000RMB	0.7%

Hu Qin Ming	Room 501, No. 32 Lane 328, Yu Qing Road Shanghai. PRC	10,000RMB	0.1%

David King	4 Monterey Close Bexhill on Sea East Sussex, UK	10,000RMB	0.1%

Chen Hao	Room 1502, No. 2, Lane 421, Zhao Zhou Road Shanghai, PRC	10,000RMB	0.1%

NB: For guidance only, the exchange rate is c. ＄1 = 8.28 RMB (as at 15th June 2004)

SCHEDULE B

Section 4(c)

None

SCHEDULE C

Section 4(d)

None

SCHEDULE D

Section 4(i)

None

SCHEDULE E

Section 4(k)

None

SCHEDULE F

Section 4(n)

None

SCHEDULE G

Section 4(p)

None

SCHEDULE H

Section 5(f)

None

SCHEDULE I

Section 5(k)

None

#

AUTHORIZATION

We, the individuals whose signatures appear below, do hereby aver and agree as follows:

1.

We collectively own all the registered capital of Shanghai Hua Kai Estate Investment Company Limited, a private Chinese company (“HKRE”).

2.

HKRE proposes to enter into an agreement with Innovation International, Inc., a Delaware corporation, (“INNO”) and First China Redevelopment Corporation, a Nevada corporation (“FCRC”) whereby FCRC will (i) issue 18,000,000 shares of its common stock, par value $0.001 (“Shares”) to Owners and (ii) issue 2,000,000 Shares to shareholders of INNO (“Agreement”).

3.

Owners have approved the terms and conditions of the Agreement and authorized its execution and the performance of all obligations of HKRE under the Agreement.

4.

The Owners hereby name Mr. Zhang Wei as their duly appointed agent and legal representative to act for and on their behalf in connection with the transactions contemplated by the Agreement, including without limiting, execution of the Agreement and any amendments thereto, provision of all information required concerning them and HKRE in order to consummate the Agreement and taking of all other actions Mr. Zhang Wei, in his sole discretion, shall deem necessary or desirable in the premises.

5.

Owners hereby ratify and confirm all actions taken or to be taken by Mr. Zhang Wei and all documents executed by him pursuant hereto and affirm that they shall have full force and effect as if taken or executed by themselves directly.

WITNESS our hands and seals this 15th day of June, 2004.

WITNESS:

/s/ Chen, Hao

/s/ Ni, Yu Lan_____________________

Chen , Hao

           Ni, Yu Lan, Guardian of Zhang Kai

WITNESS:

_____________________________

________________________________

David King

Christopher Williams

WITNESS:

_____________________________

________________________________

Chen, Hao

Qiu, Deng Ying

WITNESS:

_____________________________

________________________________

Chen, Hao

Hu, Qin Ming

WITNESS:

_____________________________

________________________________

Chen, Hao

David King

WITNESS:

_____________________________

________________________________

David King

Chen, Hao